SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report(Date of earliest event reported):
                       March 3, 1999 (September 29, 1998)

                     Sovran Acquisition Limited Partnership
             (Exact name of Registrant as specified in its charter)

                         Commission File Number: 0-24071

Delaware                                                     16-1481551
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)

5166 Main Street
Williamsville, NY 14221
(Address of principal executive offices)  (Zip code)

                                 (716) 633-1850
               (Registrant's telephone number including area code)

                                 Not applicable
         (Former name and former address, if changed since last report)




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Item 2.  Acquisition or Disposition of Assets

         Sovran Acquisition Limited Partnership (the "Operating Partnership") is the entity through which Sovran Self Storage, Inc. (the "Company") conducts substantially all of the Company's business and owns substantially all of the Company's assets. The Operating Partnership consummated during the period September 29, 1998 through February 17, 1999, the acquisition of 11 self-storage facilities (the "Acquired Facilities"). The 11 facilities totaling approximately 638,000 square feet are located in 5 states and were purchased for approximately $27.3 million.

         The details of the 11 Acquired Facilities are incorporated by reference from Item 2 of the Company's Form 8-K Current Report filed on March 3, 1999.





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Item 7.  Financial Statements and Exhibits

(a)      Financial Statements Applicable to Real Estate Properties Acquired

         It is impractical to provide at the time of filing this Report on Form 8-K any of the financial statements and the additional information specified by Rule 3-14 of Regulation S-X as required by Item 7 (a) (3) of Form 8-K. The required financial information and additional information will be filed by amendment within 60 days of the date of the filing of this Report.

(b)      Pro Forma Financial Information

         It is impractical to provide at the time of filing this Report on Form 8-K any of the pro forma financial information required pursuant to
         Article 11 of Regulation S-X as required by Item 7 (b) (1) of Form 8-K. The required pro forma financial information will be filed by amendment within 60 days of the date of the filing of this Report.

(c)      Exhibits

         None.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                      Sovran Acquisition Limited Partnership

                                      By: Sovran Holdings, Inc.
                                             Its General Partner

March 3, 1999                        By:________________________________________
Date                                     David L. Rogers,
                                         Chief Financial Officer